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                                                                   Exhibit 10.10

                              TERMINATION AGREEMENT

         TERMINATION AGREEMENT, made as of the 5th day of April, 2000, by and between H POWER CORP., a Delaware corporation having its principal place of business at 1373 Broad Street, Clifton, New Jersey 07013 (the "Company"), and Frederick Entman, an individual residing at 260 Tillou Road, South Orange, New Jersey 07079 (the "Consultant").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Consultant are parties to a Consulting Agreement, dated July 28, 1999 (the "Consulting Agreement"), pursuant to which the Consultant has provided consulting services to the Company on corporate-related matters, including the Company's capital raising activities; and

         WHEREAS, the Company and the Consultant deem it in their respective best interests to terminate the Consulting Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. TERMINATION. Effective as of the date hereof, the Consulting Agreement, and each of the terms, provisions and covenants contained therein, shall terminate and be of no further force or effect; PROVIDED, HOWEVER, that the option grant and registration rights provisions contained in Sections 4(c) and 12, respectively, of the Consulting Agreement shall continue in full force and effect.

2. TERMINATION BENEFITS. Pursuant to this Termination Agreement, the Company shall provide the Consultant with the following benefits, and no other:

         (a)      a lump sum cash payment of $1,000,000;

         (b) options to purchase 60,000 shares (the "Options") of the Company's common stock (as same may be adjusted for any stock splits or dividends) at an exercise price per share equal to the IPO price of the Company's common stock;

         (c) for a period of ten (10) years from the date hereof, health insurance for the Consultant, his spouse and any minor dependents substantially equivalent to the health insurance package currently provided to the Company's executive officers;


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         (d)      the Consultant may retain possession of any computer
                  furniture, hardware and/or software that has been provided by the Company for use at the Consultant's residential offices;

         (e) the Company shall include all shares of common stock underlying the Options in any Registration Statement on Form S-8 filed by the Company with respect to options granted to the Company's employees or officers, and if such registration statement is not filed within six months prior to the expiration date of the Options, the Company shall amend the underlying option agreement to extend the expiration date of the Options for a period of not less than six (6) months after the effective date of the Registration Statement on Form S-8; and

         (f) transfer into the Consultant's name, at the Company's expense, the automobile lease currently in place for the Consultant's benefit, with all future lease payments to be the sole responsibility and obligation of the Consultant.

3.       RELEASE OF CLAIMS

         (a) In consideration of the benefits offered herein, Consultant hereby agrees to release and discharge the Company, and the Company's officers, directors, employees, and agents (collectively, the "Released Parties") from any and all claims, causes of action and demands of every kind, arising at law or in equity, which Consultant has or ever had against any of them, arising up to and including the date Consultant signs this Termination Agreement, including, but not limited to claims arising out of the Consulting Agreement, Consultant's relationship with the Company or the termination thereof under any contract, tort, federal, state or local fair employment practices or civil rights law including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the New Jersey Law Against Discrimination, or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description. This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens, injuries and damages including, but not limited to, claims of employment discrimination, indemnity or discharge, or claims sounding in tort or in contract, express or implied as of the date of the execution of this Termination Agreement. Except to enforce the provisions of this Termination Agreement, Consultant agrees not to initiate any legal action, charge or complaint seeking to recover damages against any of the Released Parties relating to the matters covered or contemplated by this Termination Agreement or that is based on events that took place prior to the date of execution hereof or claims existing as of the date of execution hereof. In the event Consultant asserts any such actions, charges or complaints in the future, Consultant agrees that the Company, in addition to any other remedies available at law or in equity, shall be entitled to recover its costs and the attorneys fees incurred by one or more of the Released


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                  Parties in defending such action, charge or complaint. This
                  Termination Agreement shall not affect Consultant's rights and obligations under the terms of any pension or 401k plan.

         (b) The Company hereby agrees to release and discharge Consultant from any and all claims, causes of action and demands of every kind, arising at law or in equity, whether known or unknown, which the Company has, ever had had, and ever in the future may have against Consultant, arising up to and including the date the Company signs this Termination Agreement, provided that with respect to Consultant's actions as a director of the Company the foregoing release shall not apply to any claims arising from or related to (i) any breach of Consultant's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Consultant derived an improper personal benefit. Except to enforce the provisions of this Termination Agreement or as otherwise provided herein, the Company agrees not to initiate any legal action, charge or complaint seeking to recover damages against Consultant relating to the matters covered or contemplated by this Termination Agreement or that is based on events that took place prior to the date of execution hereof or claims existing as of the date of execution hereof. In the event the Company asserts any such actions, charges or complaints in the future, Consultant agrees that the Company, in addition to any other remedies available at law or in equity, shall be entitled to recover its costs and the attorneys fees incurred by Consultant in defending such action, charge or complaint.

         (c) Consultant hereby acknowledges that he has been provided an opportunity to consult with an attorney or other advisor of his choice regarding the terms of this Termination Agreement, that he has been given 45 days in which to consider whether he wishes to enter into this Termination Agreement, and that he has elected to enter this Termination Agreement knowingly and voluntarily. Consultant further acknowledges that he may revoke his assent to this Agreement within seven days of its execution by Consultant. If Consultant wishes to revoke his agreement, he must notify William L. Zang within the seven day revocation period. The voluntary payments to be provided hereunder will be held in escrow by Fulbright & Jaworski L.L.P., counsel to the Company, and will be released upon expiration of the revocation period.

4.       COOPERATION AND INDEMNIFICATION

         (a) Consultant agrees to reasonably cooperate and assist in the defense of all actions or proceedings brought against the Company. The Company will reimburse Consultant for all related and customary out-of-pocket expenses in connection therewith and will pay Consultant reasonable per diem compensation.


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         (b)      The Company acknowledges that the execution of this
                  Termination Agreement is not intended to modify or alter any corporate indemnification rights which Consultant may have as an officer, director, employee or agent of the Company pursuant to the Company's organizational documents, by-laws, resolutions or other corporate instruments or by-law. In addition, the Company shall indemnify Consultant if Consultant is made a party or threatened to be made a party to any action, suit or proceeding, whether civil or criminal, administrative or investigative by reason of the fact that Consultant is or was a director, officer , employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgment, fines, and amounts paid in settlement actually and reasonable incurred by Consultant in connection with such action, suit or proceeding if Consultant acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

5.       MISCELLANEOUS PROVISIONS.

         (a) This Termination Agreement shall not be amended or modified except by a written instrument signed by the Company and the Consultant.

         (b) Any and all other previous or contemporaneous agreements, understandings, representations and statements, oral or written, between the parties relating to consulting or other services provided by the Consultant are hereby superceded and shall be of no further force or effect.

         (c) This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same agreement. This Termination Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         (d) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws principles thereof.

         (e) This Termination Agreement shall inure to the benefit of, be enforceable by, and bind the parties hereto and their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Termination Agreement.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Termination Agreement as of the day and year first above written.

                                            H POWER CORP.


                                            By: /s/ H. Frank Gibbard
                                               --------------------------------
                                                    H. Frank Gibbard
                                                    Chief Executive Officer

                                            /s/ Frederick Entman
                                            -----------------------------------
                                            Frederick Entman
                                            Consultant

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